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                                                                    EXHIBIT 5.01


                      {LETTERHEAD OF FENWICK & WEST LLP]


                               November 6, 1998

Exodus Communications, Inc.
2650 San Tomas Expressway
Santa Clara, CA  95051


Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-4 (File Number 333-62413) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on August 28, 1998, as subsequently amended, in connection with the proposed exchange by you of $200,000,000 aggregate principal amount of the Company's unsecured 11 1/4% Senior Notes due 2008 to be issued pursuant to the Registration Statement (the "New Notes") for $200,000,000 aggregate principal amount of your outstanding unsecured 11 1/4% Senior Notes due 2008 issued on July 1, 1998 (the "Old Notes").

     In rendering this opinion, we have examined the following:

     (1) Your quarterly report on Form 10-Q for the period ended June 30, 1998 filed with the Commission, together with the exhibits filed as a part thereof including:

          (a)  the Form of New Note;

          (b) the Indenture between the Company and Chase Manhattan Bank and Trust Company, National Association (the "Trustee") dated July 1, 1998 (the "Indenture"); and

          (c) the Exchange and Registration Rights Agreement among the Company, Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, BT Alex. Brown Incorporated and NationsBanc Montgomery Securities LLC dated July 1, 1998 (the "Exchange Agreement");

     (2) the Registration Statement, together with the exhibits filed as a part thereof including:

          (a)  the Form of Letter of Transmittal; and

          (b)  the Form of Notice of Guaranteed delivery;

     (3)  the Prospectuses prepared in connection with the Registration
          Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books, that are in our possession;
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Exodus Communications, Inc.
November  6, 1998

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     (5)  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and

     (6) the opinion of Debevoise & Plimpton (the "Debevoise Opinion") of even date herewith with respect to matters governed by the laws of the State of New York.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of the information referred to above or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to
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believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law. With respect to the opinion in clause (ii) of the paragraph below, we have relied solely on the Debevoise Opinion subject to the same limitations and exceptions that apply to the Debevoise Opinion as stated in such Opinion.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions expressed below, we are of the opinion that when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, the Exchange Agreement and the Letter of Transmittal and delivered against exchange therefor of the Old Notes pursuant to the exchange offer described in the Registration Statement, the New Notes will be (i) validly issued and (ii) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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Exodus Communications, Inc.
November  6, 1998

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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above exchange of the New Notes for Old Notes and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Eileen Duffy Robinett
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